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                                     EXHIBIT 11.1

                                     ENCAD, INC.
                STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                             Three months ended
                                                                March 31, 1997
                                                             ------------------

EARNINGS PER SHARE
(in thousands, except for per share amounts)

PRIMARY

Weighted average number of common
    shares outstanding                                                  11,331
Assumed exercise of outstanding stock
    options (1)                                                            697
                                                                    ----------
Weighted average common and common
    equivalent shares                                                   12,028
                                                                    ----------
                                                                    ----------
Net income                                                          $    3,694
                                                                    ----------
                                                                    ----------
Primary earnings per share                                           $      .31
                                                                    ----------
                                                                    ----------

FULLY DILUTED EARNINGS PER SHARE

Weighted average number of common
    shares outstanding                                                  11,331
Assumed exercise of outstanding stock
    options (1)                                                            697
                                                                    ----------
Weighted average common and common
    equivalent shares                                                   12,028
                                                                    ----------
                                                                    ----------
Net income                                                          $    3,694
                                                                    ----------
                                                                    ----------
Fully diluted earnings per share                                    $      .31
                                                                    ----------
                                                                    ----------


(1) Computed using the treasury stock method.


                                         S-1